Lexaria Closes Financing and announces Conference Participation

KELOWNA, BC—May 15, 2015 - Lexaria Corp. (OTCQB: LXRP) (CSE: LXX) (the "Company" or "Lexaria") announces it has closed the Private Placement financing announced on April 17 for gross proceeds of US$500,000.

Lexaria will issue 5,000,000 common shares at US$0.10 and 5,000,000 full warrants that expire on May 15, 2017 with an exercise price of US$0.25. Cash finders’ fees of US$32,900 and 329,000 broker’s warrants were issued and paid. The broker warrants have an exercise price of US$0.20 and expire May 14, 2017

Corporate insiders participated as to US$30,000 of the financing. All issued shares will be subject to a hold period, for any resale into the USA under Rule 144, of six months and one day; and within Canada subject to a hold period of not less than 4 months and a day.

Proceeds of the Private Placement will be used for general working capital, for administrative needs, to accelerate technology development, and for deployment and marketing of cannabidiol based gourmet food products. The Private Placement is subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Lexaria also announces that it will be occupying booth number A1415 at the Marijuana Business Conference & Expo in Chicago, May 19-21, at the Chicago Hilton. We look forward to seeing as many of our stakeholders there as possible. www.mjbizconference.com

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.